UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2006  (August 29, 2006)

GTECH Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11250 05-0450121
(Commission File Number) (IRS Employer Identification No.)

55 Technology Way, West Greenwich, Rhode Island 02817
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 401-392-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On August 29, 2006, Lottomatica S.p.A. (“Lottomatica”) and GTECH Holdings Corporation (the “Company”) announced that all the conditions in the Agreement and Plan of Merger (the “Agreement”) dated January 10, 2006 between the Company, Lottomatica, Gold Holding Co. (“Parent”), a wholly owned subsidiary of Lottomatica, and Gold Acquisition Corp. (“Acquisition Co”), a wholly owned subsidiary of Parent, were satisfied and Lottomatica has completed its previously announced acquisition of GTECH. Pursuant to the Agreement, the Company became an indirect wholly owned subsidiary of Lottomatica (the “Acquisition”) and the Company’s outstanding shares will cease trading.

Item 2.01.  Completion of Acquisition or Disposition of Assets

The information set forth in Item 5.01 is incorporated by reference into this Item 2.01.

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Following completion of the Acquisition on August 29, 2006, the Company notified the New York Stock Exchange (the “NYSE”) that each outstanding share of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”), has been canceled and, in the case of all such shares other than shares held by GTECH, Lottomatica, or any of their respective subsidiaries, converted into the right to receive $35.00 in cash, without interest. The Company also requested that the NYSE file with the Securities and Exchange Commission an application on Form 25 to report the removal from listing of the shares of Company Common Stock on the NYSE.

Item 3.03.  Material Modification in Rights of Security Holders

Pursuant to the Agreement, each outstanding share of Company Common Stock issued and outstanding immediately prior to the effective time of the Acquisition has been canceled and, in the case of all such shares other than shares held by GTECH, Lottomatica, or any of their respective subsidiaries, converted into the right to receive $35.00 in cash, without interest.

Item 5.01.   Changes in Control of Registrant

On August 29, 2006, pursuant to the Agreement, Acquisition Co merged with and into the Company and the Company became an indirect wholly owned subsidiary of Lottomatica. In connection therewith, each outstanding share of Company Common Stock was canceled and, in the case of all such shares other than shares held by GTECH, Lottomatica, or any of their respective subsidiaries, converted into the right to receive $35.00 in cash, without interest.

The aggregate merger consideration paid for all of the shares of the Company Common Stock was approximately $4.7 billion on a fully diluted basis, funded through available cash, the proceeds of a rights issue by Lottomatica, the proceeds of an issue of Lottomatica’s subordinated interest-deferrable capital securities and the proceeds of a senior loan.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective upon completion of the Acquisition on August 29, 2006, each of Robert M. Dewey, Jr., Paget L. Alves., Christine M. Cournoyer, Burnett W. Donoho, The Rt. Hon. Sir Jeremy Hanley KCMG, Phillip R. Lochner Jr., James F. McCann and Anthony Ruys resigned from the board of directors of the Company.

Item 8.01.  Other Events

On August 29, 2006, the Company issued a press release announcing the consummation of the Acquisition, attached hereto as Exhibit 99.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits:

Exhibit No.	Description
99	Press release dated August 29, 2006, announcing the completion of the acquisition of GTECH Holdings Corporation by Lottomatica S.p.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, GTECH Holdings Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTECH HOLDINGS CORPORATION
Date: August 29, 2006	By:
Name: Walter G. DeSocio
Title: Senior Vice President, General Counsel, Secretary and Chief Compliance Officer, Human Resources

EXHIBIT INDEX

(c)	Exhibits:

Exhibit No.	Description
99	Press release dated August 29, 2006, announcing the completion of the acquisition of GTECH Holdings Corporation by Lottomatica S.p.A.

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